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     REPURCHASE AGREEMENT, dated as of May 15, 1996, between Gulfstream
Aerospace Corporation, a Delaware Corporation (the "Company"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV").

                              W I T N E S S E T H:

     WHEREAS, MBO-IV owns 100 shares of 7% Class A Cumulative Preferred Stock, par value $.01 per share ("Preferred Stock") of the Company;

     WHEREAS, MBO-IV desires to sell to the Company, and the Company desires to purchase, 4.038385 shares of Preferred Stock upon the terms set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

1. PURCHASE AND SALE. On or before June 30, 1996, MBO-IV agrees to sell to the Company, and the Company agrees to purchase, 4.038385 shares of Preferred Stock for an aggregate purchase price of $18,937,500 in cash (the "Purchase Price"). At the closing of such purchase and sale, MBO-IV shall surrender its stock certificate representing 100 shares of Preferred Stock against which the Company shall (i) pay, by wire transfer of immediately available funds, the Purchase Price, and (ii) deliver a new stock certificate, issued in the name of MBO-IV, representing 95.961615 shares of Preferred Stock.

2. REPRESENTATIONS AND WARRANTIES OF MBO-IV. MBO-IV represents and warrants to the Company as follows:

     2.1. THE SHARES OF PREFERRED STOCK. All shares of Preferred Stock being sold pursuant hereto (the "Shares") are owned by MBO-IV free and clear of all liens, encumbrances, security interests or claims whatsoever. By delivering the Shares concurrently herewith, good and valid title to the Shares is passing to the Company.

     2.2. AUTHORITY OF MBO-IV. MBO-IV is a limited partnership duly organized, validly existing and in good standing under the laws of New York, with full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby.


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3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to MBO-IV as follows:

     3.2. AUTHORITY OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.   MISCELLANEOUS.

     4.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     4.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            GULFSTREAM AEROSPACE CORPORATION



                            By:          /s/ Chris A. Davis
                               -----------------------------------------
                            Name:  Chris A. Davis
                            Title: Executive Vice President &
                                   Chief Financial Officer



                            FORSTMANN LITTLE & CO. SUBORDINATED
                            DEBT AND EQUITY MANAGEMENT
                            BUYOUT PARTNERSHIP-IV



                            By: FLC Partnership, L.P.,
                                its general partner


                               By:          /s/ Winston W. Hutchins
                                   --------------------------------------
                                   Winston W. Hutchins,
                                   a general partner

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